Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated August 17, 2021, relating to the financial statements of CDK Global, Inc., appearing in the Current Report on Form 6-K of Brookfield Business Partners L.P. filed on May 3, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

May 3, 2022